Exhibit 3

JOINT FILING AGREEMENT

We, the signatories of the Statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: August 17, 2015

BCP III NAP L.P., by its administrative general partner, BROOKFIELD CAPITAL PARTNERS LTD.

By:	/s/ Jaspreet Dehl
Name:Jaspreet Dehl
Title: Senior Vice President and Secretary

By:	/s/ David Nowak
Name: David Nowak
Title: Managing Partner

BROOKFIELD CAPITAL PARTNERS LTD.

By:	/s/ Jaspreet Dehl
Name: Jaspreet Dehl
Title: Senior Vice President and Secretary

By:	/s/ David Nowak
Name: David Nowak
Title: Managing Partner

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ A.J. Silber
Name: A.J. Silber
Title Vice-President, Legal Affairs and Corporate Secretary

PARTNERS LIMITED

By:	/s/ Derek E. Gorgi
Name: Derek E. Gorgi
Title: Assistant Secretary